Exhibit 10.14

1 November 2004

AGREEMENT AND DEED OF PLEDGE OF SHARES	MMH/6001933/231975
NEW SKIES SATELLITES MAR B.V.	01-11-2004
5

Today, the second of November
two thousand and four, appeared before me,
Paul Hubertus Nicolaas Quist, civil-law notary in Amsterdam:

in the present matter acting as holder of a written power of attorney of:

1.               the company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) New Skies Satellites B.V., having its seat in Amsterdam, its address at 1012 KK Amsterdam, Rokin 55 and filed at the Trade Register under number 34134365,

(the ‘Pledgor’);

2.               Deutsche Bank AG, New York Branch, with its principal place of business at 60 Wall Street, New York, New York 10005, United States of America,

in this present matter acting:

(i)           for itself;

(ii)           as collateral agent pro se in its capacity as creditor under the Parallel Debt Obligations (as defined below) and also for the Secured Parties, as such term is defined in the Credit Agreement (as defined below), pursuant to the terms of the Credit Agreement,

(the ‘Pledgee’);

3.               the company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) New Skies Satellites MAR B.V., having its seat in ‘s-Gravenhage its address at 2517 KR ‘s-Gravenhage, filed at the Trade Register under number 27181332,

(‘New Skies’).

Powers of attorney

The powers of attorney are evidenced by three (3) private deeds, which will be attached to this deed.

The appearing person declared:

A.      on the second day of November two thousand and four, amongst others, New Skies Holding B.V., the Pledgor, the Lenders party thereto, the Pledgee (as Administrative Agent and as Collateral Agent for the Secured Parties), ABN AMRO Bank N.V. (as Syndication Agent) and Deutsche Bank Securities Inc. and ABN AMRO Incorporated (as Joint Lead Arrangers) entered into a five hundred thirty-five million American Dollars (USD 535,000,000) Credit Agreement (the ‘Credit Agreement);

B.        on the terms and subject to the conditions set forth in the Credit Agreement the Lenders are willing to extend senior secured credit to the Borrowers (as defined in the Credit Agreement);

C.        pursuant to the Credit Agreement and in order to secure and provide for the payment and discharge of, inter alia, the Parallel Debt Obligations (as defined below), the Pledgor and the Pledgee have agreed that the Pledgor shall grant a first right of Pledge (een eerste recht van pand) on the Shares (as defined below) (the “Pledge”).

Consequently, the appearing person declared:

It is hereby agreed as follows:

1.              Definitions and interpretation

1.1.                           All capitalised terms used in this agreement and deed of pledge of shares (the ‘Agreement’) including the recitals, and not otherwise defined herein shall have the meaning assigned to them in the Credit Agreement.

1.2.                           a.              Headings are for convenience of reference only.

b.             Where the context so permits, the singular includes the plural and vice versa.

c.              Save where the contrary is indicated, any reference in this Agreement to the parties or a party to this Agreement shall be construed so as to include its or their respective successors, transferees and assigns from time to time and any successor of such a successor, transferee or assign in accordance with their respective interests.

d.             A ‘clause’ and a ‘subclause’ shall, subject to any indication to the contrary, be construed as a reference to a clause and subclause hereof.

e.              References to the Credit Agreement, the Facility, the other Loan Documents, this Agreement, the Swap Agreements or any other agreement or document shall, where applicable, be deemed to be references to such Credit Agreement, the Facility, the (other) Loan Documents, this Agreement, the Swap Agreements or such other agreement or document as the same may have been, or may from time to time be, extended, prolonged, amended, restated, supplemented, renewed or novated, as persons may accede thereto as a party or withdraw therefrom as a party in part or in whole or be released there under in part or in whole, and as facilities and financial services are or may from time to time be granted, extended, prolonged, increased, reduced, cancelled, withdrawn, amended, restated, supplemented, renewed or novated there under.

f.                A statute or statutory provision shall be construed as a reference to such statute or statutory provision as the same may have been, or may from time to time be, amended or re-enacted and all instruments, orders, plans, regulations, by-laws, permissions and directions at any time made there under.

g.             References to the Dutch Civil Code are references to het Nederlands Burgerlijk Wetboek, references to the Dutch Bankruptcy Act are references to de Nederlandse Faillissementswet.

1.3.                           In this Agreement the following words and expressions shall have the following meaning:

•                 Collateral’ means (i) the Shares and (ii) the Rights;

•                 ‘Default Notice’ means the default notice, to be given upon the occurrence of un Event of Default, substantially in the form of Annex 1 hereof;

•                 ‘Future Rights’ means any and all Rights in respect of Future Shares;

•                 ‘Future Shares’ means all shares in the capital of New Skies which the Pledgor may hold at any time, which may be issued to or acquired by the Pledgor after the date of this Agreement;

•                 ‘Parallel Debt Obligations’ has the meaning ascribed thereto in section 9.19 of the Credit Agreement;

•                 ‘Present shares’ means one hundred percent (100%) of the registered and paid-up shares in the capital of New Skies, being twenty thousand (20,000) shares, each with a nominal value of one euro (EUR 1.-), numbered 1 to 20,000 inclusive;

•                 ‘Pledge’ means the right of pledge as created in clause 2.2;

•                 ‘Pledged Collateral’ means the Collateral;

•                 ‘Rights’ means any and all rights to or under dividends, other distributions, proceeds, options, warrants, claim rights and other similar rights,

other than shares in the capital of New Skies, currently existing or in the future arising or received with respect to or out of the Shares but excluding the Voting Rights;

•                 ‘Rights of Pledge’ means each of the rights of pledge created under this Agreement;

•                 ‘Secured Obligations’ means the Parallel Debt Obligations (of each of the Loan Parties) together with all monies and liabilities payable or to be discharged by the Pledgor pursuant to the terms of this Agreement;

•                 ‘Security Period’ means the period beginning on the date hereof and ending on the earlier date upon which (a) all Secured Obligations have been irrevocably paid and discharged, or have ceased to exist, no Swap Agreements are outstanding and all Commitments under the Credit Agreement have been terminated and (b) all Rights of Pledge have been released and discharged by the Pledgee in accordance with clause 8.2 below;

•                 ‘Shares’ means the Present Shares and the Future Shares;

•                 ‘Voting Rights’ means all voting rights attached to the Shares.

2.              Pledge of the Shares and the other Collateral

2.1.                           The Pledgor hereby agrees with the Pledgee and hereby undertakes that the Pledgor shall grant to the Pledgee the rights of pledge purported to be granted under and pursuant to this Agreement.

2.2.                           As security for the payment and discharge in full, when due (whether at stated maturity, by acceleration or otherwise), of the Secured Obligations, the Pledgor hereby grants, for the duration of the Security Period, to the Pledgee a first ranking right of pledge (pandrecht eerste in rang), over the Shares and, to the extent it concerns Future Shares, hereby grants in advance (verpanden bij voorbaat) to the Pledgee a first ranking right of pledge over such Future Shares, and the Pledgee hereby accepts such rights of pledge.

2.3.                           Subject to clause 3.2 with respect to dividends and other distributions, the Pledgor, to the extent such pledge is not included in the Pledge, and to the fullest extent possible as permitted by applicable law, hereby pledges the Rights in favour of the Pledgee as security for the full and prompt payment and discharge of its Secured Obligations and the Pledgee accepts such pledge.

To the extent no valid pledge on the Rights is created hereunder, the Pledgor, irrevocably and unconditionally undertakes, immediately on demand by the Pledgee, to pledge in favour of the Pledgee and to assign to the Pledgee the Rights subject to suclause 3.2. under the same terms and the same conditions as set forth in this Agreement.

2.4.                           The Pledgor irrevocably and unconditionally undertakes to take such action (including the execution of documents to be made up in form and substance satisfactory to the Pledgee) as and when the Pledgee deems necessary in its reasonable opinion from time to time to create, perfect and maintain a valid and enforceable first priority right of pledge in favour of the Pledgee with respect to the Shares (and thereupon the Shares shall become subject to a right of pledge as provided in this Agreement).

2.5.                           Each of the Rights of Pledge is one and indivisible (één en ondeelbaar).  Partial fulfilment of the Secured Obligations shall not extinguish the Rights of Pledge proportionally.

2.6.                           The Rights of Pledge include all accessory rights (afhankelijke rechten) and all ancillary rights (neven rechten) attached to the Collateral.

3.              Rights in respect of the Collateral

3.1.                           The Voting Rights are hereby vested to the Pledgee subject to the condition precedent (opschortende voorwaarde) of the Default Notice being issued by the Pledgee to the Pledgor.

Therefore, provided that no Default Notice shall have been issued, the Pledgor shall remain entitled and authorized to exercise the Voting Rights.

Provided that no Default Notice shall have been issued, the Pledgee shall not have the rights which are granted to the holders of depositary receipts issued for shares with the cooperation of a company.

3.2.                           The Pledgor shall be entitled to receive, retain and utilize any and all dividends and other distributions received in cash or other payment of money in respect of the Collateral until the Default Notice has been issued.

4.              Voting rights, dividends and other distributions upon issuance of Default Notice

Upon the Default Notice being issued:

(i)           the Pledgee shall be fully entitled, to the exclusion of the Pledgor, to exercise the Voting Rights pertaining to the Shares;

(ii)        all rights of the Pledgor to receive dividends and other distributions pursuant to the Rights shall automatically cease, and thereupon the Pledgee shall have the sole right to receive and hold as Collateral such dividends and other distributions and such dividends or other distributions must be paid directly to the Pledgee or as it may direct;

(iii)     the Pledgee shall be entitled to collect any repayment on the Shares (terugbetaling op aandelen) and all liquidation proceeds, if any, which are to be distributed in respect of the Shares upon dissolution and liquidation of New Skies or otherwise;

(iv)    all payments which are received by the Pledgor contrary to the provisions of this clause 4 shall be received on behalf of and for the benefit of the Pledgee, shall be segregated from the other assets of the Pledgor and shall be immediately paid over or delivered (with any necessary endorsements) to the Pledgee or its authorized designee or as the Pledgee may otherwise direct as Collateral in the exact form as received, to be held by the Pledgee as Collateral and as further collateral security for the Secured Obligations.

This is without prejudice to any right the Pledgee may have against the person who made the payment.

5.              Representations and warranties

The Pledgor represents and warrants that the following is true and correct on the date of this Agreement and each time any Future Shares will be pledged to the Pledgee:

(i)           the Present Shares are and each Future Share will be, fully paid-up and the Collateral is free and clear of any lien, charge, encumbrance with any restricted rights (beperkte rechten), attachment (beslag), or any other right or security interest whatsoever, other than those created under this Agreement and any encumbrances permitted under the Credit Agreement;

(ii)        the Pledgor holds full and exclusive title to the Collateral and is authorised (beschikkingsbevoegd) to create a right of pledge there over;

(iii)     the Pledgor has acquired the Present Shares by deed of transfer of shares, executed today before M. van Olffen, civil-law notary in Amsterdam;

(iv)    no depositary receipts (certificaten van aandelen) have been issued for the Present Shares or will be issued for the Future Shares with the concurrence of New Skies; and

(v)       all information provided by the Pledgor with regard to this deed is correct and complete.

6.              Undertakings

6.1.                           Except to the extent permitted pursuant to the Credit Agreement, the Pledgor undertakes not to waive without the prior written consent of the Pledgee (not to be unreasonably withheld or delayed), any accessory rights (afhankelijke rechten) or ancillary rights (nevenrechten) attached to the Collateral and in general not to perform any acts which result or could result in a material reduction of the value of the Shares.

6.2.                           Except to the extent permitted pursuant to the Credit Agreement, the Pledgor shall not, without the prior written consent of the Pledgee (not to be unreasonably withheld or delayed), transfer or further pledge or otherwise encumber any of the Shares or agree to a court settlement or an out-of-court settlement (gerechtelijk or buitengerechtelijk akkoord) in respect of the Shares.

6.3.                           The Pledgor shall, at the Pledgee’s first request, provide in the English language the Pledgee all information and supporting documentation relating to the Collateral and allow the Pledgee to inspect its administrative records during office hours, all of the foregoing to the extent required by the Pledgee (acting reasonably) for the purpose of this Agreement.

6.4.                           The Pledgor shall forthwith inform the Pledgee of any attachment (beslag) over any part of the Collateral exceeding an amount of fifty thousand euro (EUR 50,000.-).

The Pledgor shall:

(i)                                  send the Pledgee a copy of the relevant attachment or seizure documentation as well as all other documents required under applicable law for challenging the attachment or seizure (if and to the extent possible);

(ii)                               notify the third party or the court process server acting on behalf of such third party in writing of the Pledgee’s interest over the Collateral; and

(iii)                            take such measures as may reasonably be required to protect the Pledgee’s interest over the Collateral.

6.5.                           The Pledgor covenants for the benefit of the Pledgee throughout the Security Period to co-operate with the Pledgee in the collection and recovery of the

Collateral and to render all reasonable assistance as may be required pursuant to any exchange regulations and/or foreign statutory rules or other rules, including the taking of any legal action that the Pledgee may deem necessary in connection therewith after the issuance of a Default Notice to it.

6.6.                           In addition and without prejudice to the obligations of the Pledgor pursuant to clauses 6.3 and 6.4 above, the Pledgor shall notify the Pledgee promptly of any event or circumstance which could reasonably be of importance to the Pledgee with a view to the preservation and exercise of the Pledgee’s rights under or pursuant to this Agreement.

7.              Enforcement and power of attorney

7.1.                           Without prejudice to any other right or remedy available to the Pledgee, the Pledgee, by issuing the Default Notice upon the occurrence of an Event of Default to the Pledgor, may declare the Rights of Pledge, immediately enforceable against the Pledgor without any (further) notice of default being required and the Pledgee may immediately exercise in respect of any and all of the Shares any and all of its rights and powers set out in this Agreement (subject to restrictions following from mandatory provisions of law) irrespective of whether the Pledgee or any of the Secured Parties shall have proceeded against or claimed payment from any party liable for any of the Corresponding Obligations.

7.2.                           To the extent necessary, the Pledgor agrees for the benefit of the Pledgee that upon a default in the performance of any of the Corresponding Obligations, it shall be deemed to be in default (verzuim) in respect of the Secured Obligations within the meaning of section 3:248 and 6:81 Dutch Civil Code without any further notice or action being necessary.

For the avoidance of doubt, a default in the performance of Corresponding Obligations shall have occurred, inter alia, upon the taking by the Administrative Agent of any of the actions referred to in the final paragraph of section 7.01 of the Credit Agreement.

7.3.                           Upon the issuance of the Default Notice the Pledgee shall be entitled to sell or procure the sale of the Collateral forthwith, all to the extent permitted by applicable laws.

To the fullest extent permitted by law, the Pledgor waives (which waiver the Pledgee hereby accepts) any right it may have (i) pursuant to section 3:234

Dutch Civil Code to demand, in the event that the Pledgee enforces the Rights of Pledge, that the Pledgee shall also enforce any of the security interests (zekerheidsrechten) granted by any other Loan Parties and (ii) of requiring the Pledgee to firstly proceed against or claim payment from any person or entity or enforce any guarantee or security granted by any other person or entity before enforcing the Rights of Pledge and/or any other rights under this Agreement.

7.4.                           The Pledgor will not be entitled to request the summary proceedings judge (voorzieningenrechter) of the district court to order that the Collateral shall be sold in a manner deviating from the provision of section 3:250 Dutch Civil Code.

7.5.                           In the event that the Pledgee forecloses or intends to foreclose the Rights of Pledge, it will not be obliged to give notice (thereof) (as provided in section 3:249 and section 3:252 Dutch Civil Code) to the Pledgor or any person having the benefit of an encumbrance on Collateral comprised in such Rights of Pledge (save as may be otherwise provided in the Credit Agreement).

7.6.                           The Pledgee shall apply the proceeds of the Collateral and the foreclosure of the Rights of Pledge or any of them in satisfaction of the Secured Obligations and/or the Corresponding Obligations, in each case in accordance with section 9.23 of the Credit Agreement and applicable provisions of Dutch law.

7.7.                           In addition to the undertakings contained in clause 2.4 above, the Pledgor shall at any time, upon written request of the Pledgee after the issuance of a Default Notice to the Pledgor, execute and cause to be filed, at such Pledgor’s joint and several expense, such documents and instruments, and do such other acts and things, as the Pledgee may reasonably deem desirable in obtaining the full benefits of this Agreement (including the protection and preservation of its rights) and of the rights and powers granted hereunder or granted to a pledgee under the laws of the Netherlands.

7.8.                           The Pledgor hereby grants to the Pledgee (and any of its delegates) an irrevocable power of attorney (the “Power of Attorney”) in accordance with section 3:74 (1) Dutch Civil Code to, following the issuance of a Default Notice to it and during the continuance of an Event of Default, perform all acts and execute all documents in order to perfect or implement this Agreement on its behalf, and to take all actions which are necessary for the Pledgee

(and any of its delegates) to create, maintain, protect, preserve and exercise its rights under this Agreement (acting reasonably).

The parties agree that section 3:68 (Selbsteintritt) Dutch Civil Code will not apply and to the extent necessary, the Pledgor hereby waives any rights it may have under section 3:68 Dutch Civil Code, which waiver the Pledgee hereby accepts.

8.              Termination

8.1.                           The Pledgee is entitled to terminate (opzeggen) in whole or in part any Right of Pledge on all or part of the Collateral and the contractual arrangements set forth herein.

Notice of termination must be given in writing by the Pledgee to the Pledgor.

8.2.                           The Rights of Pledge or any of them shall terminate by operation of law when all Secured Obligations have been unconditionally and irrevocably paid and discharged in full, no Letters of Credit or Swap Agreements are outstanding and all Commitments under the Credit Agreement have terminated.

At the request of the Pledgor, the Pledgee shall confirm such termination in writing and will execute all documents reasonably requested by the Pledgor in relation thereto (at the expense of the Pledgor).

9.              Assignment and information

9.1.                           Subject to the relevant provisions of the Credit Agreement, the Pledgee (but not, for the avoidance of doubt, the Pledgor) shall be entitled to assign and/or transfer all or part of its rights and obligations under this Agreement to any assignee and/or transferee.

9.2.                           The Pledgor hereby in advance gives its irrevocable consent to (geeft toestemming bij voorbaat) within the meaning of section 6:156 Dutch Civil Code and hereby in advance irrevocably co-operates with (verleent bij voorbaat medewerking aan), within the meaning of sections 6:159 and 6:156 Dutch Civil Code, any such assignment and/or transfer executed in accordance with the relevant provisions of the Credit Agreement, including by means of an assumption of debt (schuldoverneming) or transfer of agreement (contractsoverneming), as the case may be, hereunder.

9.3.                           If the Pledgee assigns and transfers its rights or obligations, the Pledgor must promptly ensure that the conditional transfer of voting rights to that person will be effected in accordance with section 2:198 (3) Dutch Civil Code.

9.4.                           The Pledgee shall be entitled to impart any information concerning the Pledgor to any successor or proposed successor, subject to the confidentiality provisions of the Credit Agreement.

10.        Records of pledgee

Subject to proof to the contrary, the records of the Pledgee shall be conclusive evidence (dwingend bewijs) of the existence and amount of the Secured Obligations and the Corresponding Obligations, subject to and in accordance with the terms of the Credit Agreement.

11.        Costs

Subject to any provision to the contrary herein, all costs incurred in connection with the creation of the Rights of Pledge and the performance by the parties of their rights and obligations under this Agreement shall be for the account of the persons or entities designated in section 9.05 of the Credit Agreement and shall be settled in accordance therewith.

12.        Notices

Any notices and other communications under or in connection with this Agreement shall be given in accordance with section 9.01 of the Credit Agreement.

13.        Suspension of rights and indemnity

13.1.                     Throughout the Security Period, the Pledgor shall not:

(i)                                  receive, claim or have the benefit of any payment, distribution or security from or on account of any Loan Party under any indemnity or otherwise or exercise its rights of defence, suspension, retention, set off or counter claim as against any Loan Party;

(ii)                               take recourse (verhaal) or take any other step to enforce any right against any Loan Party or their respective assets; and

(iii)                            claim or vote in competition with the Pledgee or any of the other Secured Parties in the bankruptcy, suspension of payment or liquidation or analogous circumstance of any Loan Party, except in each case, in such manner and upon such terms as the Pledgee, acting reasonably, may require.

Any payment, distribution or security received by the Pledgor contrary to the provisions of this Agreement shall be received and held by the Pledgor as custodian (bewaarnemer) (or, if possible under applicable law, on trust) for the benefit of the Pledgee and the Secured Parties and shall, pending payment or transfer to the Pledgee, to the extent legally possible, be segregated from the other assets of the Pledgor and shall be forthwith paid over or transferred to the Pledgee.

If notwithstanding the above the Pledgor exercises any right of defence, suspension, retention, set off or counter claim in respect of any amount, it shall forthwith pay an amount equal to such amount to the Pledgee.

13.2.                     The Pledgee shall not be liable to the Pledgor under or pursuant to the Credit Agreement except for its wilful misconduct (opzet) or gross negligence (grove schuld).

14.        Limitation, waiver

The Pledgor waives, to the fullest extent permitted by law, its right (i) to dissolve this Agreement, pursuant to section 6:265 Dutch Civil Code or on any other ground or (ii) to avoid this Agreement, including but not limited to error (dwaling), which waiver the Pledgee hereby accepts.

15.        Security interest absolute

All rights of the Pledgee, the Rights of Pledge and all obligations of the Pledgor hereunder shall be absolute and unconditional irrespective of:

(i)           any change in the time, manner or place of payment of the Parallel Debt Obligations and/or the Corresponding Obligations or any change of or amendment to any other Loan Document and any other document related thereto, or any other agreement or instrument relating to any of them; or

(ii)        any exchange, release or non perfection of any other collateral, or any release or amendment or waiver of or consent to any departure from any other collateral for the Parallel Debt Obligations and/or the Corresponding Obligations.

16.        Amendment of this agreement

This Agreement may only be amended by a written agreement between the Pledgor and the Pledgee (with the consent of the Required Secured Parties), to the extent required by Dutch law, executed before a Dutch civil-law notary.

17.   Governing law and jurisdiction

17.1.                     This Agreement shall be governed by and construed in accordance with the laws of the Netherlands.

17.2.                     The Pledgor consents to the exclusive jurisdiction of the courts of Amsterdam, the Netherlands.

The Pledgor hereby waives any objection that it may now or hereafter have to the jurisdiction of such courts, which waiver the Pledgee hereby accepts.  This clause is for the benefit of the Pledgee only and shall not limit its right to bring proceedings against the Pledgor in connection with this Agreement or any other Loan Document in any other court of competent jurisdiction or concurrently in more than one jurisdiction.

18.        Severability of provisions

18.1.                     Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

18.2.                     The parties hereto agree that they will negotiate in good faith to replace any provision hereof held invalid, illegal or unenforceable as set out in clause 19.1 above with a valid provision which is as similar as possible in substance to the invalid, illegal or unenforceable provision.

19.        Remedies and prevalence

19.1.                     The rights and remedies of the Pledgee herein, and the obligations, representations and warranties of the Pledgor herein, are cumulative and are not exclusive of any rights or remedies of the Pledgee, or obligations, representations or warranties of the Pledgor, conferred or imposed by law, the Credit Agreement or any other Loan Document.

19.2.                     To the extent there is a conflict between the provisions of the Credit Agreement and the provisions of this Agreement, the provisions of the Credit Agreement shall prevail (but only to the extent that the validity and enforceability of the pledges created pursuant this Agreement and the powers of attorney given pursuant this Agreement are not affected as a consequence).

20.        Regulatory Matters

20.1                        Notwithstanding anything to the contrary contained in this Agreement or any of the other Security Documents, the rights of the Collateral Agent and the other Secured Parties hereunder and under the other Security Documents are subject to all applicable rules and regulations of the FCC and other Governmental Authorities with jurisdiction over Parent and its subsidiaries.  Without limiting the foregoing, (i) the Collateral Agent will not take any action (or authorize any other party to take any action on its behalf) which would constitute or result in an assignment or change of control of any governmental permits, licenses, or other authorizations, including without limitation those issued by the FCC, now held by or to be issued to Parent or any of its subsidiaries which would require prior notice to or approval from any Governmental Authority, or otherwise take action hereunder which would require prior notice to or approval from any Governmental Authority, in each case without first providing such notice or obtaining such prior approval of the relevant Governmental Authorities; (ii) voting rights with respect to any Collateral consisting of pledged capital stock will remain with Parent upon and after the issuance of a Default Notice unless and until any required prior approvals of the FCC or other Governmental Authority shall have been obtained; (iii) upon and after the issuance of a Default Notice, if required by applicable law, any foreclosure by the Collateral Agent upon Collateral consisting of pledged capital stock shall be effected either through public auction or a private arms-length sale; and (iv) prior to the exercise of voting rights by any purchaser of any Collateral consisting of pledged capital stock at a private or public sale, the prior consent of the FCC or applicable Governmental Authorities shall have been obtained.

20.2                        Upon and after the issuance of a Default Notice, the Parent shall take any action which the Collateral Agent may reasonably request in the exercise of its rights and remedies under this Agreement in order to transfer or assign the Collateral to the Collateral Agent or to such one or more third parties as the Collateral Agent may designate, or to a combination of the foregoing.

To enforce the provisions of this clause 20, upon and after the issuance of a Default Notice, the Pledgee is empowered to seek from the FCC and any other Governmental Authority, to the extent required, consent to or approval of any involuntary assignment or transfer of control of any entity whose Collateral is subject to this Agreement for the purpose of seeking a bona fide purchaser to whom the Collateral will be assigned and control will ultimately be transferred.

Parent agrees to cooperate with any such purchaser and with the Collateral Agent in the preparation, execution and filing of any applications and other documents and providing any information that may be necessary or helpful in obtaining the FCC’s or such other Governmental Authority’s consent to the assignment to such purchaser of the Collateral.

Parent hereby agrees to consent to any such an involuntary transfer of control upon the request of the Collateral Agent after the issuance of a Default Notice and, without limiting any rights of the Collateral Agent under this Agreement, to authorize the Collateral Agent to nominate a trustee or receiver to assume control of the Collateral, subject only to required judicial, FCC or other consent required by Governmental Authorities, in order to effectuate the transactions contemplated in this clause 20.

Such trustee or receiver shall have all the rights and powers as provided to it by law or court order, or to the Collateral Agent under this Agreement.  Parent shall cooperate fully in obtaining the consent of the FCC and the approval or consent of each other Governmental Authority required to effectuate the foregoing.

20.3                        Upon or after the issuance of a Default Notice, Parent shall use its best efforts to assist in obtaining consent or approval of the FCC and any other Governmental Authority, if required, for any action or transactions contemplated by this Agreement, including, without limitation, the preparation, execution and filing with the FCC of the transferor’s or assignor’s portion of any application or applications for consent to the transfer of control or assignment necessary or appropriate under the FCC’s rules and regulations for approval of the transfer or assignment of any portion of the Collateral.

20.4                        Parent hereby acknowledges and agrees that the Collateral is a unique asset and that a violation of Parent’s covenant to cooperate with respect to any regulatory consents would result in irreparable harm to the Collateral Agent for which monetary damages are not readily ascertainable.

Parent further agrees that, because of the unique nature of its undertaking in this subclause 4, the same may be specifically enforced, and it hereby waives, and agrees to waive, any claim or defense that the Collateral Agent would have an adequate remedy at law for the breach of this undertaking.

20.5                        Without limiting the obligations of Parent hereunder in any respect, Parent further agrees that if Parent, upon or after the issuance of a Default Notice, should fail or refuse to execute any application or other document necessary or appropriate to obtain any governmental consent necessary or appropriate for the exercise of any right of the Collateral Agent hereunder, Parent agrees, to the extent consistent with applicable law, that such application or other document may be executed on Parent’s behalf by the clerk of any court or other forum in any competent jurisdiction without notice to the Parent.

21.        Final Provisions

21.1                        With due observance of article 15 paragraph 4 of the articles of association of New Skies, the Pledgor, having given the members of the Management Board of New Skies the opportunity to cast their advisory vote, as holder of all of the shares in the share capital of New Skies herewith resolves, without holding a meeting of shareholders, to approve this Agreement including, without limitation, the Rights of Pledge and the transfer of the Voting Rights on the Shares subject to the condition precedent (opschortende voorwaarde) of the issuance of the Default Notice.

21.2                        New Skies hereby acknowledges the Pledge on the Present Shares.

21.3.                     Regulation Board of the Royal Notarial Regulatory Body (Verordening Koninklijke Notariële Beroepsorganisatie)

The Pledgor and New Skies declare that they are aware of the fact that Paul Hubertus Nicolaas Quist, civil-law notary in Amsterdam, is one of the partners of the law firm of Stibbe N.V. in Amsterdam, which acts as the external legal advisor of the Pledgee.

With reference to the provisions of articles 19, 20, 21 and 22 of the ‘Code of Conduct (Verordening Beroeps- en Gedragsregels)’ as determined by the Board of the Royal Notarial Regulatory Body (Koninklijke Notariële Beroepsorganisatie), the Pledgor and the Companies explicitly declare that they consent to the fact that the Pledgee will be assisted by Stibbe in all cases connected with this deed and all potential conflicts arising therefrom

This deed was executed today in Amsterdam.

The substance of this deed was stated and explained to the appearing person.

The appearing person declared not to require a full reading of the deed, to have taken note of the contents of this deed and to consent to it.

Subsequently, this deed was read out in a limited form, and immediately thereafter signed by the appearing person and myself, civil-law notary, at five hours ten minutes post meridiem.  (Signed): M.M. Hemmers, Paul Quist